Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)                                     Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)                                  Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: November 25, 2016

[Signature Pages Follow]

EMG INVESTMENT, LLC

By:	NGP MR Management, LLC,
its manager

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

NGP MR MANAGEMENT, LLC

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

By:	/s/ John G. Calvert
John G. Calvert
Chief Operating Officer

/s/ John T. Raymond
John T. Raymond

/s/ John G. Calvert
John G. Calvert

Signature Page to Joint Filing Agreement